Exhibit 99.1

Avalanche Biotechnologies, Inc. Conference Call

8:00 am ET, February 1, 2016

Corporate Participants:

Lauren Glaser, Avalanche Biotechnologies, Inc., Head of Investment Relations

Paul B. Cleveland, Avalanche Biotechnologies, Inc., President and Chief Executive Officer

Amber Salzman, Annapurna Therapeutics SAS, President and Chief Executive Officer

Analyst Participants:

Phil Nadeau, Cowen and Company

Biren Amin, Jefferies

Operator: Good day, ladies and gentlemen, thank you for standing by. Welcome to the investor call to announce the Avalanche/Annapurna transaction. At this time, all participants are in a listen-only mode. Later, we will open up your lines for the question-and-answer session.

I would now like to hand the conference over to head of investor relations at Avalanche, Lauren Glaser. Please go ahead.

Lauren Glaser: Thank you, Operator. Earlier this morning, Avalanche and Annapurna Therapeutics issued a press release announcing the proposed transaction involving our two companies. You can find the release on the Investors section of the Avalanche website at: www.avalanchebiotech.com and on the Annapurna site at: www.annapurnatx.com.

In addition, please be advised that some of the information contained in the news release and on this conference call contains forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words of expression reflecting optimism, satisfaction with current prospects, as well as words such as believe, intend, expect, plan, and anticipate, and similar variations, identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Such forward-looking statements are not a guarantee of future performance and the Company’s actual results could differ materially from those contained in such statements. A number of factors that could cause or contribute to such differences are described in detail in Avalanche Biotechnology’s most recent Form 10-K and Form 10-Q, and subsequent filings with the SEC. These forward-looking statements speak only as of the date of this release and the Company undertakes no obligation to publically update any forward-looking statements or supply new information regarding the circumstances after the date of this release.

Participating on today’s call are Avalanche CEO Paul Cleveland and from Annapurna, CEO Amber Salzman, Ph.D. Also present are Mehdi Gasmi, Ph.D, Interim Chief Scientific Officer of Avalanche, and Carlo Russo, M.D., Chief Medical Officer and head of development at Annapurna.

With that, I’ll turn the call over to Paul.

Paul Cleveland: Thank you Lauren and good morning to those of you joining us live on this call. I’m very pleased to be talking with you today about this exciting development. Having just joined Avalanche in early December, this is my first opportunity to address many of you in my new role, and I look forward to more interactions in the future.

Today, we announced that Avalanche has entered into an acquisition agreement with Annapurna Therapeutics. This proposed transaction transforms Avalanche from a company developing product candidates for the treatment of eye disease into a leading gene therapy company with an extensive pipeline. The addition of gene therapy visionary Mitch Finer to our board of directors and the appointment of Dr. Ron Crystal, from Weill Cornell Medicine, to serve as a scientific advisor to the combined company underscore this transformation. This transaction with Annapurna brings together two complementary R&D organizations and executive teams, and creates a company with a diverse pipeline of gene therapy product candidates, with meaningful potential to improve patient lives. We have been looking for opportunities that would leverage our significant capabilities and expertise in vector optimization, process development and manufacturing and this transaction does just that.

As part of the transaction, Avalanche will acquire all of the outstanding shares of Annapurna in exchange for newly issued shares of Avalanche common stock. Upon completion of the transaction, existing Avalanche shareholders will own 62.5% of the combined company and Annapurna shareholders will own 37.5% of the combined company, in each case calculated on a treasury method basis. This represents the issuance of approximately 17.6 million additional shares of common stock by Avalanche at closing.

The transaction has been approved unanimously by the boards of directors of both companies and is expected to close in the second quarter of 2016, subject to approval by Avalanche stockholders and other customary closing conditions.

The company created by this transaction will have significant financial, scientific and human resources. Avalanche has an ophthalmology gene therapy pipeline, and expertise in the areas of process development, vector optimization, and manufacturing. We also had approximately $258 million in cash and liquid investments as of December 31, 2015, sufficient to fund all of the combined company’s programs for at least the next 36 months. Annapurna brings four gene therapy programs and deep experience in drug development. We will combine these resources to advance our current programs, and we intend to continue to expand our pipeline through additional licenses and acquisitions that further complement our expertise.

As outlined in the press release, Amber and Carlo will be joining the Avalanche executive team. Post-transaction, Amber will assume the role of president and chief operating officer of the combined entity and will join the company’s board of directors. Prior to Annapurna, Amber was CEO of Cardiokine Inc. and facilitated its acquisition by Cornerstone Therapeutics. As a member of the GlaxoSmithKline R&D executive team, Amber led an organization that planned and managed GSK’s drug-development projects and was accountable for clinical trials that were comprised of more than 30,000 patients worldwide. Amber is also the president of the Stop ALD Foundation, a patient-advocacy group focused on driving improvements in treatments for patients with adrenoleukodystrophy or ALD. I look forward to working with Amber and her team at the new, combined company. Amber will address the Annapurna pipeline in more detail momentarily.

Carlo will serve as executive vice president and chief medical officer of the combined company. Carlo most recently led the rare disease R&D organization at GlaxoSmithKline and was instrumental in the filing of the first gene therapy market authorization application from a major pharmaceutical company. During his decade at GSK, he lead the GSK Biopharm Development group and spearheaded the development, regulatory submissions, and launch of several products in pulmonary arterial hypertension, Type 2 diabetes, chronic lymphocytic leukemia or CLL, and Lupus.

To reflect the opportunities and focus of the combined company, we intend to rename the company in the coming months. In the meantime, Avalanche’s common stock will continue to trade on NASDAQ Global Market under the symbol “AAVL.”

At Avalanche, we continue preclinical work on our pipeline of gene therapy product candidates for eye diseases. As you know, we are running a series of preclinical studies that will provide data mid-year to determine our clinical path forward in wet AMD, and we also have ongoing preclinical studies in color vision deficiency and with our partner Regeneron, in juvenile X-linked retinoschisis.

Before turning it over to Amber, I want to reiterate that with this transaction, Avalanche and Annapurna combined will have an expanded pipeline of exciting assets, greater resources, and a deeper pool of talent to help execute our vision. We believe our combined company could have three gene therapy candidates in the clinic by 2018.

I hope you are as enthusiastic as I am about this transformation of Avalanche – this newest development is a major step on our path toward creating a leading company in the field of gene therapy.

With that, let me turn the call over to Amber.

Amber Salzman: Thank you Paul. I am equally excited to be teaming up with Avalanche Biotech. For our investors and our employees, the benefits are clear. We gain access to greater resources and funds, and will now have an expanded scientific and leadership team poised to deliver on our robust pipeline.

A little more background on Annapurna – the company was founded with the goal of focusing on product candidates that treat severe diseases with significant unmet medical need. We have brought in programs from Weill Cornell Medicine that have well established targets and well accepted end points to complement our original program addressing cardiomyopathy associated with Friedreich’s Ataxia. We have a diverse pipeline addressing sizable patient populations and we plan to leverage learnings from our current programs to add additional drug candidates to the combined company’s pipeline over the longer term.

Let me walk you through each of our four adeno-associated virus-based gene therapy product candidates that are in our pipeline today:

The most advanced drug candidate in our pipeline is ANN-001. ANN-001 is designed to deliver alpha-1 antitrypsin protein, or A1AT, in patients with A1AT deficiency. A1AT deficiency is a rare genetic disorder which may result in serious respiratory disease in adults and, less commonly, liver disease at any age. The current standard of care for patients with alpha-1 antitrypsin deficiency involves chronic augmentation of A1AT protein through a weekly intravenous infusion to address their lung disease. Best estimates are that approximately 90,000 A1AT deficient patients exist in the U.S. alone. Our research shows that only 8,000 patients in the U.S. are on protein augmentation therapy.

Our goal is to enroll our first patient this calendar year. Further updates on this timeline will be provided as we interact with the U.S. Food and Drug Administration.

The other drug candidates in our pipeline are:

•	ANN-002, designed for the treatment of patients with hereditary angioedema, a rare and potentially life-threatening condition that includes episodes of swelling in various body parts including the hands, feet, face and airway.

•	ANN-003, for the treatment of the cardiomyopathy associated with Friedreich’s Ataxia; Fredreich’s Ataxia is a slowly progressive neurodegenerative disease associated with ultimately deadly hypertrophic cardiomyopathy.

•	The fourth drug in our pipeline is AAN-004, for the treatment of severe allergies, such as multiple food allergies or severe peanut allergy, which is a common cause of anaphylaxis, hospitalization and, in severe cases, death.

To close, our team saw that the combination of our two companies will expand our talent pool in all areas of drug development and business operations and provide critical access to greater resources. Overall, a win-win for both companies and for patients in need.

With that let me open up the call to questions. Operator?

Questions & Answers

Operator: Ladies and gentlemen, if you wish to ask a question at this time, please press star and then 1 on your touch tone telephone. At any time your question has been answered or you wish to remove yourself from the queue, please press the pound key. One moment for questions.

And our first question comes from Phil Nadeau from Cowen and Company, your line is now open:

Phil Nadeau: Good morning and thanks for taking my questions. Just a couple on the Annapurna pipeline. First on ANN-001. What’s the target organ of the gene therapy there? Is it the lung itself or are you looking to place the gene in some other organ?

Amber: We’re looking at providing two different routes of administration. The protein is expressed in the lung, I’m sorry, the protein is expressed in the liver, however the target organ in terms of where it manages to make a difference is in the lung.

Phil: Got it, OK. And what vectors do you use for your programs and what’s the IP around the programs?

Amber: Currently we’re using (inaudible) and we’ve done the IP analysis and are very confident that we have the coverage necessary.

Phil: Great. And then Paul, one question for you, and congratulations on your first transaction as the CEO. Just curious, why now? What made you do the transaction now, what was opportunistic about Annapurna today?

Paul: I think the real driver of the timing was a sense of urgency here, that we had financial resources and technical resources and people resources, and we didn’t have sufficient programs to keep them fully occupied, and we felt we could de-risk and accelerate the programs that Annapurna’s bringing, so that was the real push toward the timing of it. I’ve been on this job less than two months, so this was just the fastest we could get this done, basically.

Phil: Got it, and one last question. You mentioned the preclinical data from wet AMD mid-year. Just in the most reasonable case, when would wet AMD therefore reenter the clinic?

Paul: We aren’t projecting timelines, and I think we won’t until we have a path forward that we’ve defined, at which time we’ll give full guidance both as to the path forward and as to our expected timelines for wet AMD, so expect that later this year, but we aren’t offering any speculation on that yet.

Phil: Great, thanks for taking my questions.

Operator: Once again ladies and gentlemen, if you wish to ask question at this time, please press star, then one. Our next question comes from Biren Amin from Jefferies. Your line is now open.

Biren Amin: Thanks for taking my questions. Paul, I think you mentioned that you would have three gene therapy candidates in the clinic by 2018. Besides ANN-001, what are the other two candidates that you hope to have in the clinic?

Paul: I have to admit that was a bit of a teaser. We’re not going tell you the three we think we’ll have in the clinic by 2018; that will be part of an updated timeline later this year. We’re going to see if we can’t offer a further roadmap forward with more definition later this year, but we have done enough work to believe with good confidence that we will be able, if we get the data we need, we will be able to be in the clinic with three programs by 2018.

Biren: OK, and maybe if I could dig a bit deeper on ANN-001. There have been some other gene therapy programs that have been tested in the clinic and that have not shown sufficient expression. What gives Annapurna confidence that they are able to show more positive outcome?

Amber: Thanks for that question. We’ve looked obviously very closely at that program. We use a different serotype and we use a different route of administration, and when we look at the data generated, we feel confident that we’ll hit the therapeutic targets necessary.

Biren: OK, great, thanks.

Operator: I am showing no further questions at this time, Mr. Cleveland, please proceed with your closing remarks.

Paul: OK thank you, operator. We feel this combination is very compelling and I am confident that the new combined company can become a leader in the field of gene therapy. I look forward to further discussions about our progress in the near future, including at the Cowen Conference on March 9, and the Alliance for Regenerative Medicine, Cell and Gene Therapy Investor Day on March 22. Thank you, Operator, that will conclude the call.

Operator: Ladies and gentlemen, thank you for participating in today’s conference, you may all disconnect. Everyone have a great day.

# # #

Avalanche Biotechnologies, Inc. (“Avalanche”) has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the structure, timing and completion of our proposed acquisition of Annapurna; our expectations regarding the capitalization, resources and ownership structure of the combined company; our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Avalanche stockholders. Avalanche may not consummate the proposed acquisition, or any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of the issuance of Avalanche common stock and the ability to consummate the proposed acquisition, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned development programs and the ability to successfully develop any of Annapurna’s product candidates. Risks and uncertainties facing Avalanche are described more fully in Avalanche’s periodic reports filed with the SEC. All forward-looking statements contained in this communication speak only as of the date on which they were made. Avalanche undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information about the Proposed Acquisition and Where to Find It

This communication is not intended to and does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Avalanche intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF AVALANCHE ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVALANCHE, ANNAPURNA AND THE PROPOSED ACQUISITION AND ISSUANCE OF AVALANCHE COMMON STOCK. The proxy statement and other relevant materials (when they become available), and any other documents filed by Avalanche with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Avalanche by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of Avalanche common stock and other matters relating to the proposed acquisition.

Participants in the Solicitation

Avalanche and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Avalanche in connection with the proposed transaction and common stock issuance in connection therewith. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Avalanche is also included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for Avalanche’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at Avalanche at the address set forth above.